Exhibit 99

CONTACT: REGIS CORPORATION:
Mark Fosland – SVP, Finance and Investor Relations
952-806-1707
Andy Larew – Director, Finance-Investor Relations
952-806-1425

For Immediate Release

REGIS REPORTS FOURTH QUARTER 2011 RESULTS

- Fourth quarter loss of $0.29 per share includes non-operational charges -

- Fourth quarter operational earnings grow to $0.37 per share from $0.34 per share in the prior year -

MINNEAPOLIS, August 25, 2011 — Regis Corporation (NYSE:RGS), the global leader in the $160 billion haircare industry, today reported a fourth quarter net loss of $0.29 per share.  These results include non-operational after-tax charges of $39.3 million, primarily related to income tax expense associated with the third quarter Promenade division goodwill impairment charge and a reserve recorded on the Pure Beauty note receivable.  Absent these items, fourth quarter operational earnings were $0.37 per diluted share.

A complete reconciliation of reported loss to operational earnings is included in today’s press release and is also available on the Company’s website at www.regiscorp.com.

On July 8, 2011, the Company reported that revenues for the fourth quarter ended June 30, 2011 increased 0.3 percent to $592 million, with fourth quarter total same-store sales declining 1.7 percent.

“We are pleased to report strong fourth quarter operational earnings of $0.37 per share, which exceeded our plan and were $0.03 better than the operational results we reported last year in the same period.  Additionally, trends in our customer visitations improved in the quarter,” said Randy L. Pearce, President.

Mr. Pearce concluded, “Our number-one focus is on increasing customer visits by providing superior value and service for our customers.  We are investing in strategies and initiatives to increase our connections with customers, leverage the scale of our business and enhance organizational effectiveness at all levels.  Despite making these investments, we are committed to drive improved financial performance in fiscal 2012. To achieve this goal, we have adjusted our cost structure and expect these efforts to result in improved cash flow and earnings.”

Fiscal 2012 Update

•                  The Company continues to expect fiscal 2012 same-store sales to be in a range of negative one percent to positive one percent.

•                  At these same-store levels, EBITDA is expected to be in a range of $222 million to $242 million and operational earnings are forecasted to grow to a range of $1.16 to $1.32 per share.

•                  Through seven weeks, first quarter customer counts have declined 2.5 percent and same-store sales have declined 3.6 percent.

•                  The Company has identified a new third party point-of-sale software alternative, which it is now planning to implement in all of its company-owned salons over the next year.  The new point-of-sale system will replace the current point-of-sale system and enable the Company to accelerate its strategies and initiatives.  As a result, the Company now expects to incur in the first half of fiscal 2012 pre-tax, non-operational expense of approximately $20 million related to the acceleration of depreciation on the current point-of-sale software.

Fourth Quarter Non-Operational Items

Fourth quarter non-operational charges, which netted to $39.3 million on an after-tax basis, consisted of the following items:

•                  Non-cash tax expense of $22.4 million related to the goodwill impairment of the Company’s Promenade division in the third quarter.

•                  An after-tax $13.7 million reserve related to the Company’s note receivable from Pure Beauty.

•                  Senior management after-tax restructuring costs of $1.5 million.

•                  Other after-tax non-operational charges of $1.7 million.

As of June 30, 2011 Regis Corporation owned, franchised, or held ownership interest in 12,701 worldwide locations.

Regis Corporation will host a conference call discussing fourth quarter results today, August 25, 2011 at 1:30 p.m., Central time. Interested parties are invited to listen by logging on to www.regiscorp.com or dialing 877-941-6009. A replay of the call will be available later that day. The replay phone number is 800-406-7325, access code 4462821#.

About Regis Corporation

Regis Corporation (NYSE:RGS) is the beauty industry’s global leader in beauty salons, hair restoration centers and cosmetology education. As of June 30, 2011, the Company owned, franchised or held ownership interests in approximately 12,700 worldwide locations.  Regis’ corporate and franchised locations operate under concepts such as Supercuts, Sassoon Salon, Regis Salons, MasterCuts, SmartStyle, Cost Cutters, Cool Cuts 4 Kids and Hair Club for Men and Women.  In addition, Regis maintains an ownership interest in Provalliance, which operates salons primarily in Europe, under the brands of Jean Louis David, Franck Provost and Saint Algue.  Regis also maintains ownership interests in Empire Education Group in the U.S. and the MY Style concepts in Japan.  System-wide, these and other concepts are located in the U.S. and in over 30 other countries in North America, South America, Europe, Africa and Asia.  For additional information about the company, including a reconciliation of certain non-GAAP financial information and certain supplemental financial information, please visit the Investor Information section of the corporate website at www.regiscorp.com. To join Regis Corporation’s email alert list, click on this link: http://www.b2i.us/irpass.asp?BzID=913&to=ea&Nav=1&S=0&L=1

This press release may contain “forward-looking statements” within the meaning of the federal securities laws, including statements concerning anticipated future events and expectations that are not historical facts. The forward-looking statements in this document reflect management’s best judgment at the time they are made, but all such statements are subject to numerous risks and uncertainties, which could cause actual results to differ materially from those expressed in or implied by the statements herein. Such forward-looking statements are often identified herein by use of words including, but not limited to, “may,” “believe,” “project,” “forecast,” “expect,” “estimate,” “anticipate,” and “plan.” In addition, the following factors could affect the Company’s actual results and cause such results to differ materially from those expressed in forward-looking statements. These factors include, competition within the personal hair care industry, which remains strong, both domestically and internationally, price sensitivity; changes in economic conditions; changes in consumer tastes and fashion trends; the ability of the Company to implement its planned spending and cost reduction plan and to continue to maintain compliance with financial covenants in its credit agreements; labor and benefit costs; legal claims; risk inherent to international development (including currency fluctuations); the continued ability of the Company and its franchisees to obtain suitable locations and financing for new salon development and to maintain satisfactory relationships with landlords and other licensors with respect to existing locations; governmental initiatives such as minimum wage rates, taxes and possible franchise legislation; the ability of the Company to successfully identify, acquire and integrate salons that support its growth objectives; the ability of the Company to maintain satisfactory relationships with suppliers; or other factors not listed above. The ability of the Company to meet its expected revenue target is dependent on salon acquisitions, new salon construction and same-store sales increases, all of which are affected by many of the aforementioned risks. Additional information concerning potential factors that could affect future financial results is set forth in the Company’s Annual Report on Form 10-K for the year ended June 30, 2010. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.  However, your attention is directed to any further disclosures made in our subsequent annual and periodic reports filed or furnished with the SEC on Forms 10-K, 10-Q and 8-K and Proxy Statements on Schedule 14A.

(TABLES TO FOLLOW)

REGIS CORPORATION (NYSE: RGS)
CONSOLIDATED BALANCE SHEET (Unaudited)
as of June 30, 2011 and 2010
(In thousands, except per share data)

	June 30,
	2011	2010
ASSETS
Current assets:
Cash and cash equivalents	$96,263	$151,871
Receivables, net	27,149	24,312
Inventories	150,804	153,380
Deferred income taxes	17,887	16,892
Income tax receivable	22,341	46,207
Other current assets	32,118	36,203
Total current assets	346,562	428,865

Property and equipment, net	347,811	359,250
Goodwill	680,512	736,989
Other intangibles, net	111,328	118,070
Investment in and loans to affiliates	261,140	195,786
Other assets	58,400	80,612

Total assets	$1,805,753	$1,919,572

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Long-term debt, current portion	$32,252	$51,629
Accounts payable	55,107	57,683
Accrued expenses	167,321	160,797
Total current liabilities	254,680	270,109

Long-term debt and capital lease obligations	281,159	388,400
Other noncurrent liabilities	237,295	247,770
Total liabilities	773,134	906,279

Commitments and contingencies

Shareholders’ equity:
Common stock, $0.05 par value; issued and outstanding 57,710,811 and 57,561,180 common shares at June 30, 2011 and 2010, respectively	2,886	2,878
Additional paid-in capital	341,190	332,372
Accumulated other comprehensive income	77,946	47,032
Retained earnings	610,597	631,011

Total shareholders’ equity	1,032,619	1,013,293

Total liabilities and shareholders’ equity	$1,805,753	$1,919,572

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REGIS CORPORATION (NYSE: RGS)

CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share data)

	(Unaudited)
	Three Months Ended June 30,		Year Ended June 30,
	2011	2010	2011	2010
Revenues:
Service	$452,397	$451,855	$1,762,974	$1,784,137
Product	129,415	127,820	523,194	514,631
Product sold to Pure Beauty(1)	—	—	—	19,962
Royalties and fees	10,173	10,273	39,701	39,704
	591,985	589,948	2,325,869	2,358,434
Operating expenses:
Cost of service	258,288	255,371	1,012,868	1,015,720
Cost of product	61,910	59,907	249,979	243,921
Cost of product sold to Pure Beauty(1)	—	—	—	19,962
Site operating expenses	47,594	51,973	197,722	199,338
General and administrative	103,545	74,079	339,857	291,991
Rent	87,552	86,718	342,286	344,098
Depreciation and amortization	25,942	27,511	105,109	108,764
Goodwill impairment	—	—	74,100	35,277
Lease termination costs	—	(1,325)	—	2,145
Total operating expenses	584,831	554,234	2,321,921	2,261,216

Operating income	7,154	35,714	3,948	97,218

Other income (expense):
Interest expense	(8,390)	(8,990)	(34,388)	(54,414)
Interest income and other, net	2,081	3,642	4,811	10,410
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	845	30,366	(25,629)	53,214
Income taxes	(20,182)	(15,575)	9,496	(25,577)
Equity in income of affiliated companies, net of income taxes	2,942	3,548	7,228	11,942
(Loss) income from continuing operations	$(16,395)	$18,339	$(8,905)	$39,579

Income from discontinued operations, net of tax	—	—	—	3,161

Net (loss) income	$(16,395)	$18,339	$(8,905)	$42,740

Net (loss) income per share:
Basic:
(Loss) income from continuing operations	$(0.29)	$0.32	$(0.16)	$0.71
Income from discontinued operations, net of tax	—	—	—	0.06
Net (loss) income per share, basic(2)	$(0.29)	$0.32	$(0.16)	$0.77
Diluted:
(Loss) income from continuing operations	$(0.29)	$0.30	$(0.16)	$0.71
Income from discontinued operations, net of tax	—	—	—	0.05
Net (loss) income per share, diluted(2)	$(0.29)	$0.30	$(0.16)	$0.75

Weighted average common and common equivalent shares outstanding:
Basic	56,800	56,493	56,704	55,806
Diluted	56,800	67,878	56,704	66,753

Cash dividends declared per common share	$0.06	$0.04	$0.20	$0.16

(1) Pure Beauty Salons & Boutiques, Inc. (Pure Beauty), formerly known as Premier Salons Beauty, Inc., purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009.  The agreement included a provision that Regis Corporation would supply product to Pure Beauty at cost for a transition period.  The agreement was substantially complete as of September 30, 2009.

(2) Total is a recalculation; line items calculated individually may not sum to total.

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REGIS CORPORATION (NYSE: RGS)
SELECTED CASH FLOW DATA (Unaudited)
(In thousands)

	Year Ended June 30,
	2011	2010

Net cash provided by operating activities	$229,178	$192,223
Net cash used in investing activities	(144,330)	(44,580)
Net cash used in financing activities	(148,431)	(39,133)
Effect of exchange rate changes on cash and cash equivalents	7,975	823
(Decrease) increase in cash and cash equivalents	(55,608)	109,333
Cash and cash equivalents:
Beginning of year	151,871	42,538
End of year	$96,263	$151,871

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REGIS CORPORATION (NYSE: RGS)

Salon and Hair Restoration Center Counts and Revenues

SYSTEM-WIDE LOCATIONS:	June 30, 2011	June 30, 2010

Company-owned salons	7,883	7,909
Franchise salons	1,936	2,020
Company-owned hair restoration centers	67	62
Franchise hair restoration centers	29	33
Ownership interest locations	2,786	2,704
Total, system-wide	12,701	12,728

SALON LOCATION SUMMARY

NORTH AMERICAN SALONS:	June 30, 2011	June 30, 2010
REGIS SALONS
Open at beginning of period	1,049	1,071
Salons constructed	12	14
Acquired	9	3
Less relocations	(10)	(11)
Salon openings	11	6
Conversions	(1)	—
Salons closed	(36)	(28)
Total, Regis Salons	1,023	1,049

MASTERCUTS
Open at beginning of period	600	602
Salons constructed	6	15
Acquired	—	—
Less relocations	(5)	(7)
Salon openings	1	8
Conversions	1	—
Salons closed	(14)	(10)
Total, MasterCuts Salons	588	600

SMARTSTYLE/COST CUTTERS IN WALMART
Company-owned salons:
Open at beginning of period	2,374	2,300
Salons constructed	65	80
Acquired	—	—
Franchise buybacks	—	5
Less relocations	(1)	(3)
Salon openings	64	82
Conversions	—	—
Salons closed	(45)	(8)
Total company-owned salons	2,393	2,374

Franchise salons:
Open at beginning of period	119	122
Salons constructed	3	2
Acquired	—	—
Less relocations	—	—
Salon openings	3	2
Conversions	—	—
Franchise buybacks	—	(5)
Salons closed	(2)	—
Total franchise salons	120	119

Total, SmartStyle/Cost Cutters in Walmart Salons	2,513	2,493

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	June 30, 2011	June 30, 2010
SUPERCUTS
Company-owned salons:
Open at beginning of period	1,100	1,114
Salons constructed	24	10
Acquired	—	—
Franchise buybacks	73	12
Less relocations	(3)	(2)
Salon openings	94	20
Conversions	13	—
Salons closed	(49)	(34)
Total company-owned salons	1,158	1,100

Franchise salons:
Open at beginning of period	1,034	1,022
Salons constructed	43	42
Acquired	—	—
Less relocations	(7)	(6)
Salon openings	36	36
Conversions	10	9
Franchise buybacks	(73)	(12)
Salons closed	(20)	(21)
Total franchise salons	987	1,034

Total, Supercuts Salons	2,145	2,134

PROMENADE
Company-owned salons:
Open at beginning of period	2,382	2,450
Salons constructed	26	18
Acquired	18	—
Franchise buybacks	5	6
Less relocations	(10)	(10)
Salon openings	39	14
Conversions	(14)	—
Salons closed	(86)	(82)
Total company-owned salons	2,321	2,382

Franchise salons:
Open at beginning of period	867	901
Salons constructed	21	34
Acquired	—	—
Less relocations	(7)	(9)
Salon openings	14	25
Conversions	(9)	(9)
Franchise buybacks	(5)	(6)
Salons closed	(38)	(44)
Total franchise salons	829	867

Total, Promenade Salons	3,150	3,249

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	June 30, 2011	June 30, 2010
INTERNATIONAL SALONS (1)
Company-owned salons:
Open at beginning of period	404	444
Salons constructed	13	2
Acquired	—	—
Franchise buybacks	—	—
Less relocations	(2)	—
Salon openings	11	2
Conversions	—	—
Salons closed	(15)	(42)
Total company-owned salons	400	404

Total franchise salons	—	—

Total, International Salons	400	404

TOTAL SYSTEM-WIDE SALONS:
Company-owned salons:
Open at beginning of period	7,909	7,981
Salons constructed	146	139
Acquired	27	3
Franchise buybacks	78	23
Less relocations	(31)	(33)
Salon openings	220	132
Conversions	(1)	—
Salons sold	—	—
Salons closed	(245)	(204)
Total company-owned salons	7,883	7,909

Franchise salons:
Open at beginning of period	2,020	2,045
Salons constructed	67	78
Acquired	—	—
Less relocations	(14)	(15)
Salon openings	53	63
Conversions	1	—
Franchise buybacks	(78)	(23)
Salons sold	—	—
Salons closed	(60)	(65)
Total franchise salons	1,936	2,020

Total Salons	9,819	9,929

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	June 30, 2011	June 30, 2010
HAIR RESTORATION CENTERS:
Company-owned hair restoration centers:
Open at beginning of period	62	62
Salons constructed	3	4
Acquired	—	—
Franchise buybacks	4	—
Less relocations	(1)	(4)
Salon openings	6	—
Conversions	—	—
Sites closed	(1)	—
Total company-owned hair restoration centers	67	62

Franchise hair restoration centers:
Open at beginning of period	33	33
Salons constructed	—	—
Acquired	—	—
Less relocations	—	—
Salon openings	—	—
Franchise buybacks	(4)	—
Sites closed	—	—
Total franchise hair restoration centers	29	33

Total Hair Restoration Centers	96	95

Ownership interest locations	2,786	2,704

Grand Total, System-wide	12,701	12,728

(1) Canadian and Puerto Rican salons are included in the Regis Salons, MasterCuts, SmartStyle, Supercuts, and Promenade concepts and not included in the International salon totals.

Relocations represent a transfer of location by the same salon concept.

Conversions represent the transfer of one salon concept to another concept.

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REVENUES BY CONCEPT:

	For the Periods Ended June 30,
	Three Months		Twelve Months
(Dollars in thousands)	2011	2010	2011	2010
North American salons:
Regis	$108,227	$108,021	$434,249	$437,990
MasterCuts	40,609	41,261	165,729	166,821
SmartStyle	131,820	134,275	531,090	533,094
Supercuts	84,165	80,791	321,881	314,698
Promenade(2)	146,902	147,558	576,995	607,960
Total North American salons	511,723	511,906	2,029,944	2,060,563

International salons	42,567	41,482	150,237	156,085
Hair restoration centers	37,695	36,560	145,688	141,786
Consolidated revenues	$591,985	$589,948	$2,325,869	$2,358,434

Percent change from prior year	0.3%	(5.6)%	(1.4)%	(2.9)%

Same-store sales decrease(1)	(1.7)%	(2.7)%	(1.7)%	(3.2)%

(1) Same-store sales are calculated on a daily basis as the total change in sales for company-owned locations which were open on a specific day of the week during the current period and the corresponding prior period. Quarterly and year-to-date same-store sales are the sum of the same-store sales computed on a daily basis. Locations relocated within a one mile radius are included in same-store sales as they are considered to have been open in the prior period. International same-store sales are calculated in local currencies so that foreign currency fluctuations do not impact the calculation. Management believes that same-store sales, a component of organic growth, are useful in order to help determine the increase in revenues attributable to its organic growth (new locations construction and same-store sales growth) versus growth from acquisitions.

(2) Pure Beauty Salons & Boutiques, Inc. (Pure Beauty), formerly known as Premier Salons Beauty, Inc., purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009. The agreement included a provision that Regis Corporation would supply product to Pure Beauty at cost for a transition period. For the twelve months ended June 30, 2010 the Company generated revenue of $20.0 million in product sold to Pure Beauty, which represented 0.8 percent of consolidated revenues. The agreement was substantially complete as of September 30, 2009.

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FINANCIAL INFORMATION BY SEGMENT:

Financial information concerning the Company’s salon and hair restoration businesses is shown in the following tables.

	For the Three Months Ended June 30, 2011
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$403,982	$31,187	$17,228	$—	$452,397
Product	98,160	11,380	19,875	—	129,415
Royalties and fees	9,581	—	592	—	10,173
	511,723	42,567	37,695	—	591,985
Operating expenses:
Cost of service	232,086	16,018	10,184	—	258,288
Cost of product	48,996	6,235	6,679	—	61,910
Site operating expenses	43,552	2,825	1,217	—	47,594
General and administrative	29,147	3,504	9,676	61,218	103,545
Rent	72,830	11,844	2,352	526	87,552
Depreciation and amortization	16,761	1,433	3,451	4,297	25,942
Total operating expenses	443,372	41,859	33,559	66,041	584,831

Operating income (loss)	68,351	708	4,136	(66,041)	7,154

Other income (expense):
Interest expense	—	—	—	(8,390)	(8,390)
Interest income and other, net	—	—	—	2,081	2,081
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$68,351	$708	$4,136	$(72,350)	$845

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	For the Three Months Ended June 30, 2010
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$404,276	$30,480	$17,099	$—	$451,855
Product	97,980	11,002	18,838	—	127,820
Royalties and fees	9,650	—	623	—	10,273
	511,906	41,482	36,560	—	589,948
Operating expenses:
Cost of service	230,041	15,563	9,767	—	255,371
Cost of product	48,808	5,526	5,573	—	59,907
Site operating expenses	47,748	2,792	1,433	—	51,973
General and administrative	28,575	3,826	8,687	32,991	74,079
Rent	73,303	10,592	2,269	554	86,718
Depreciation and amortization	19,232	599	3,084	4,596	27,511
Lease termination costs	—	(1,325)	—	—	(1,325)
Total operating expenses	447,707	37,573	30,813	38,141	554,234

Operating income (loss)	64,199	3,909	5,747	(38,141)	35,714

Other income (expense):
Interest expense	—	—	—	(8,990)	(8,990)
Interest income and other, net	—	—	—	3,642	3,642
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$64,199	$3,909	$5,747	$(43,489)	$30,366

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	For the Twelve Months Ended June 30, 2011
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$1,588,690	$106,734	$67,550	$—	$1,762,974
Product	403,962	43,503	75,729	—	523,194
Royalties and fees	37,292	—	2,409	—	39,701
	2,029,944	150,237	145,688	—	2,325,869
Operating expenses:
Cost of service	919,526	54,213	39,129	—	1,012,868
Cost of product	201,560	23,631	24,788	—	249,979
Site operating expenses	183,552	9,852	4,318	—	197,722
General and administrative	122,281	12,630	37,038	167,908	339,857
Rent	292,479	38,423	9,227	2,157	342,286
Depreciation and amortization	69,763	4,750	12,958	17,638	105,109
Goodwill impairment	74,100	—	—	—	74,100
Total operating expenses	1,863,261	143,499	127,458	187,703	2,321,921

Operating income (loss)	166,683	6,738	18,230	(187,703)	3,948

Other income (expense):
Interest expense	—	—	—	(34,388)	(34,388)
Interest income and other, net	—	—	—	4,811	4,811
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$166,683	$6,738	$18,230	$(217,280)	$(25,629)

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	For the Twelve Months Ended June 30, 2010
	Salons		Hair Restoration	Unallocated
(Dollars in thousands)	North America	International	Centers	Corporate	Consolidated
Revenues:
Service	$1,605,979	$111,833	$66,325	$—	$1,784,137
Product	397,401	44,252	72,978	—	514,631
Product sold to Pure Beauty(1)	19,962	—	—	—	19,962
Royalties and fees	37,221	—	2,483	—	39,704
	2,060,563	156,085	141,786	—	2,358,434
Operating expenses:
Cost of service	920,905	57,657	37,158	—	1,015,720
Cost of product	199,783	22,570	21,568	—	243,921
Cost of product sold to Pure Beauty(1)	19,962	—	—	—	19,962
Site operating expenses	183,881	10,152	5,305	—	199,338
General and administrative	113,956	13,115	36,207	128,713	291,991
Rent	294,263	38,681	9,013	2,141	344,098
Depreciation and amortization	72,681	4,986	12,198	18,899	108,764
Goodwill impairment	35,277	—	—	—	35,277
Lease termination costs	—	2,145	—	—	2,145
Total operating expenses	1,840,708	149,306	121,449	149,753	2,261,216

Operating income (loss)	219,855	6,779	20,337	(149,753)	97,218

Other income (expense):
Interest expense	—	—	—	(54,414)	(54,414)
Interest income and other, net	—	—	—	10,410	10,410
Income (loss) from continuing operations before income taxes and equity in income of affiliated companies	$219,855	$6,779	$20,337	$(193,757)	$53,214

(1) Pure Beauty Salons & Boutiques, Inc. (Pure Beauty), formerly known as Premier Salons Beauty, Inc., purchased Trade Secret, Inc. from Regis Corporation on February 16, 2009. The agreement included a provision that Regis Corporation would supply product to Pure Beauty at cost for a transition period. The agreement was substantially complete as of September 30, 2009.

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Non-GAAP Reconciliations

We believe our presentation of non-GAAP revenues, operating income, net income and net income per diluted share provides meaningful insight into our ongoing operating performance and an alternative perspective of our results of operations. Presentation of the non-GAAP measures allows investors to review our core ongoing operating performance business from the same perspective as management and Board of Directors. These non-GAAP financial measures provide investors an enhanced understanding of our operations, facilitate investors’ analysis and comparisons of our current and past results of operations and provide insight into the prospects of our future performance.  We also believe that the non-GAAP measures are useful to investors because they provide supplemental information that research analysts frequently use to analyze financial performance.

The method we use to produce non-GAAP results is not in accordance with U.S. GAAP and may differ from methods used by other companies.  These non-GAAP results should not be regarded as a substitute for the corresponding U.S. GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business.  Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures should be viewed in conjunction with both our financial statements prepared in accordance with U.S. GAAP and the reconciliation of the selected U.S. GAAP to non-GAAP financial measures, which are located in the Investor Information section of the corporate website at www.regiscorp.com.

Non-GAAP reconciling items for the three and twelve months ended June 30, 2011 and 2010:

The following information is provided to give qualitative and quantitative information related to items impacting comparability.  Items impacting comparability are not defined terms within U.S. GAAP.  Therefore, our non-GAAP financial information may not be comparable to similarly titled measures reported by other companies.  We determine which items to consider as “items impacting comparability” based on how management views our business, makes financial, operating and planning decisions and evaluates the Company’s ongoing performance.

Product sales and cost of product sold to Pure Beauty — We have excluded product sales and the cost of product sold to Pure Beauty from our non-GAAP results.  Pure Beauty Salons & Boutiques, Inc. (Pure Beauty), formerly known as Premier Salons Beauty, Inc. purchased Trade Secret, Inc. from us on February 16, 2009.  The agreement included a provision that we would provide supply product to Premier at cost for a transition period.  For the twelve months ended June 30, 2010 the Company generated revenue of $20.0 million in product sold to Pure Beauty, which represented 0.8 percent of consolidated revenues. The agreement was substantially complete as of September 30, 2009.

Sales and use tax audit accrual adjustments — We have excluded a sales and use tax audit accrual adjustment from our non-GAAP results.  We recorded a benefit of $1.7 million during the three and twelve months ended June 30, 2011.

Self insurance reserves adjustments — We have excluded the self insurance reserve adjustments related to loss development associated with our prior year reserves from our non-GAAP results.  We incurred expense of $1.2 million during the three and twelve months ended June 30, 2011.  We recorded a benefit of $1.9 million during the twelve months ended June 30, 2010.

Pure Beauty note receivable reserve — We have excluded the note receivable valuation reserve recorded for the outstanding note receivable with Pure Beauty from our non-GAAP results.  We recorded valuation reserves of $22.2 and $31.2 million, respectively, during the three and twelve months ended June 30, 2011.

Legal settlements — We have excluded expense associated with legal settlements from our non-GAAP results.  During the three and twelve months ended June 30, 2011 we incurred expense of $2.4 million associated with legal settlements.

Senior management restructure — We have excluded expense associated with senior management restructuring from our non-GAAP results.  During the three and twelve months ended June 30, 2011 we incurred expense of $2.4 and $4.3 million, respectively, associated with senior management restructuring.

Strategic alternative costs - We have excluded the fees associated our exploration of strategic alternatives during our first and second quarters of fiscal year 2011 from our non-GAAP results.  During the twelve months ended June 30, 2011, we incurred $1.3 million of expense related to the exploration of strategic alternatives.

Goodwill impairment — We have excluded the goodwill impairment charges we recorded related to our various salon concepts from our non-GAAP results.  The Company recorded a goodwill impairment charge of $74.1 million related to our Promenade salon concept during the twelve months ended June 30, 2011.  The Company recorded a goodwill impairment charge of $35.3 million related to our Regis salon concept during the twelve months ended June 30, 2010.

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International restructure — We have excluded the incremental expense related to the closure of up to 80 underperforming company-owned salons located primarily in the United Kingdom from our non-GAAP results. We incurred expense of approximately $2.1 million during the twelve months ended June 30, 2010 that primarily consisted of lease settlement fees or the present value of the remaining contractual lease payments related to closed locations.  The benefit of $1.3 million during the three months ended June 30, 2010 represents a change in estimate of the international restructure expense.

Fees on prepayment of debt — We have excluded the make-whole premium payments and other fees associated with the repayment of private placement debt from our non-GAAP results.  During the twelve months ended June 30, 2010 the Company incurred $18.0 million of make-whole premium payments and other fees.

Tax provision adjustments — The non-GAAP tax provision adjustments are due to the change in non-GAAP taxable income as compared to U.S. GAAP taxable income or loss, resulting from the non-GAAP reconciling items addressed herein.  The non-GAAP tax provision adjustments are made to reflect the projected annual effective non-GAAP tax rate for each period.

MY Style impairment — We have excluded the impairment recorded for our investment in MY Style from our non-GAAP results.  Due to the natural disasters in Japan that occurred in March 2011, we recorded an other than temporary impairment for our investment in MY Style of $0.5 and $9.2 million, respectively during the three and twelve months ended June 30, 2011.

Provalliance equity put liability — We have excluded the gain recorded for settlement of a portion of an equity put option associated with our Provalliance equity method investment from our non-GAAP results.  The Company recorded a gain of approximately $3.6 million during the twelve months ended June 30, 2011.

Trade Secret discontinued operations — We have excluded the income from the sale of our Trade Secret, Inc. operations from our non-GAAP results.  The Company recorded income of approximately $3.2 million during the twelve months ended June 30, 2010.

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Regis Corporation

Reconciliation of selected U.S. GAAP to non-GAAP financial measures

(In thousands, except per share data)

(unaudited)

Reconciliation of U.S. GAAP revenues, operating income, and net (loss) income to equivalent non-GAAP measures

		Three Months Ended June 30,		Twelve Months Ended June 30,
	U.S. GAAP financial line item	2011	2010	2011	2010
U.S. GAAP revenue		$591,985	$589,948	$2,325,869	$2,358,434

Non-GAAP revenue adjustments:
Product sales to Pure Beauty	Product	—	—	—	(19,962)
Total non-GAAP revenue adjustments		—	—	—	(19,962)
Non-GAAP revenue		$591,985	$589,948	$2,325,869	$2,338,472

U.S. GAAP operating income		$7,154	$35,714	$3,948	$97,218

Total non-GAAP revenue adjustments		—	—	—	(19,962)
Non-GAAP operating expense adjustments:
Cost of product sales to Pure Beauty	Cost of product	—	—	—	19,962
Sales and use tax audit accrual adjustment	Site operating expense	(1,748)	—	(1,748)	—
Self insurance reserves adjustment	Site operating expense	1,185	—	1,185	(1,925)
Pure Beauty note receivable reserve	General and administrative	22,227	—	31,227	—
Legal settlements	General and administrative	2,433	—	2,433	—
Senior management restructure	General and administrative	2,393	—	4,299	—
Strategic alternative costs	General and administrative	—	—	1,253	—
Goodwill impairment	Goodwill impairment	—	—	74,100	35,277
International restructure	Lease termination costs	—	(1,325)	—	2,145
Total non-GAAP operating expense adjustments		26,490	(1,325)	112,749	55,459
Non-GAAP operating income		$33,644	$34,389	$116,697	$132,715

U.S. GAAP net (loss) income		$(16,395)	$18,339	$(8,905)	$42,740

Non-GAAP net (loss) income adjustments:
Non-GAAP revenue adjustments		—	—	—	(19,962)
Non-GAAP operating expense adjustments		26,490	(1,325)	112,749	55,459
Fees on prepayment of debt	Interest expense	—	—	—	18,020
Tax provision adjustments (1)	Income taxes	12,297	4,338	(38,167)	(13,887)
MY Style impairment	Equity in (loss) income of affiliated companies, net of tax	516	—	9,173	—
Provalliance equity put liability	Equity in (loss) income of affiliated companies, net of tax	—	—	(3,625)	—
Trade Secret discontinued operations	Income from discontinued operations, net of tax	—	—	—	(3,161)
Total non-GAAP net income adjustments		39,303	3,013	80,130	36,469
Non-GAAP net income		$22,908	$21,352	$71,225	$79,209

Reconciliation of U.S. GAAP net (loss) income per diluted share to non-GAAP net income per diluted share

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2011	2010	2011	2010
U.S. GAAP net (loss) income per diluted share (2)	$(0.289)	$0.299	$(0.157)	$0.753
Product sales to Pure Beauty (1)	—	—	—	(0.180)
Cost of product sales to Pure Beauty (1)	—	—	—	0.180
Sales and use tax audit accrual adjustment (1)	(0.016)	—	(0.016)	—
Self insurance reserves adjustment (1)	0.011	—	0.011	(0.018)
Pure Beauty note receivable reserve (1)	0.201	—	0.281	—
Legal settlements (1)	0.022	—	0.022	—
Senior management restructure (1)	0.022	—	0.039	—
Strategic alternative costs (1)	—	—	0.011	—
Goodwill impairment (1)	0.329	0.056	0.745	0.429
International restructure (1)	—	(0.012)	—	0.019
Fees on prepayment of debt (1)	—	—	—	0.163
MY Style impairment	0.008	—	0.134	—
Provalliance equity put liability	—	—	(0.053)	—
Trade Secret discontinued operations	—	—	—	(0.047)
Dilutive effect under if-converted method (4)	0.078	—	0.146	—
Non-GAAP net income per diluted share (3)(5)	$0.366	$0.344	$1.163	$1.299

U.S. GAAP Weighted average shares - basic	56,800	56,493	56,704	55,806
U.S. GAAP Weighted average shares - diluted	56,800	67,878	56,704	66,753
Non-GAAP Weighted average shares - diluted (4)	68,271	67,878	68,201	66,753

Notes

(1)

Based on a projected statutory effective tax rate analysis, the non-GAAP tax provision was calculated to be approximately 38% for the three and twelve months ended June 30, 2011 for all non-GAAP operating expense adjustments except the goodwill impairment. The goodwill impairment had a tax charge (benefit) of approximately $22.4 and ($23.3) million for the three and twelve months ended June 30, 2011, respectively as the charge is only partially deductible for income tax purposes. The non-GAAP tax provision calculated for the non-GAAP tax provision for the three and twelve months ended June 30, 2010 for all of the non-GAAP operating expense adjustments except the goodwill impairment was approximately 40%. The goodwill impairment had a tax charge (benefit) of approximately $3.8 and ($6.6) million for the three and twelve months ended June 30, 2010, respectively, as the charge is only partially deductible for income tax purposes.

(2)

For the three and twelve months ended June 30, 2010 U.S. GAAP net income per diluted shares is calculated under the if-converted method. Under the if-converted method for the three and twelve months $2.0 and $7.5 million, respectively, of net of tax interest expense on the convertible debt is added to the net income from continuing operations to determine the net income from continuing operations for diluted earnings per share.

(3)

For the three and twelve months ended June 30, 2011 non-GAAP operational net income per share, diluted has been calculated under the if-converted method. Under the if-converted method, $2.0 and $8.1 million, respectively, of net of tax interest on the convertible debt is added to the non-GAAP operational net income from continuing operations to determine the non-GAAP operational net income for diluted earnings per share.

(4)

The earnings per share impact of the adjustments for both the three and twelve months ended June 30, 2011 include 0.3 million of common share equivalents and convertible share equivalents of 11.2 million of additional shares under the if-converted method. The impact of the adjustments described above result in the effect of the common equivalent shares and convertible share equivalents to be dilutive to the non-GAAP operational net income per share.

(5)	Total is a recalculation; line items calculated individually may not sum to total due to rounding.

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